CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Glass Wave Enterprises, Inc., on Form SB-2, of our report dated March 31, 2006, accompanying the consolidated financial statements of Glass Wave Enterprises, Inc. for each periods ended January 31, 2006 and 2005 and from incorporation (25 November 2004) to January 31, 2006 which is part of the registration statement and to the reference to us under the heading “Experts” in such registration statement.

“Staley, Okada & Partners”

May 16, 2006	STALEY, OKADA & PARTNERS
Chartered Accountants